John Hancock Bank and Thrift Opportunity Fund
John Hancock Preferred Income Fund
John Hancock Hedged Equity & Income Fund
John Hancock Preferred Income Fund II
John Hancock Income Securities Trust
John Hancock Preferred Income Fund III
John Hancock Investors Trust
John Hancock Tax-Advantaged Dividend Income Fund
John Hancock Premium Dividend Fund
John Hancock Tax-Advantaged Global Shareholder Yield Fund
John Hancock Patriot Preferred Dividend Fund
John Hancock Premium Dividend Fund
John Hancock Patriot Select Dividend Trust
(each a “Trust”)

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Betsy Ann Seel, Kinga Kapuscinski, Nicholas J. Kolokithas, Julie B. Lyman, Steven Sunnerberg, Christopher L. Sechler and Thomas M. Kinzler, each individually, his true and lawful attorney-in-fact and agent (each an “Attorney-in-Fact”) with power of substitution or re-substitution, in any and all capacities in the furtherance of the business and affairs of each Trust to execute any and all state regulatory or other required filings, including all applications with regulatory authorities, state charter or organization documents and any amendments or supplements thereto, to be executed by, on behalf of, or for the benefit of, each Trust.  The undersigned hereby grants to each Attorney-in-Fact full power and authority to do and perform each and every act and thing contemplated above, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all that said Attorneys-in-Fact, individually or collectively, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be revocable with respect to an undersigned at any time by a writing signed by such undersigned and shall terminate automatically if the undersigned ceases to be a Trustee or Officer of the Trust.

Dated:  December 7, 2010

Name	Signature	Title
Keith F. Hartstein	/s/ Keith F. Hartstein	President and Chief Executive Officer
Charles A. Rizzo	/s/ Charles A. Rizzo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
James F. Carlin	/s/ James F. Carlin	Trustee
William H. Cunningham	/s/ William H. Cunningham	Trustee
Deborah C. Jackson	/s/ Deborah C. Jackson	Trustee
Stanley Martin	/s/ Stanley Martin	Trustee
Patti McGill Peterson	/s/ Patti McGill Peterson	Trustee
Hugh McHaffie	/s/ Hugh McHaffie	Trustee
John A. Moore	/s/ John A. Moore	Trustee
Steven R. Pruchansky	/s/ Steven R. Pruchansky	Trustee
Gregory A. Russo	/s/ Gregory A. Russo	Trustee
John G. Vrysen	/s/ John G. Vrysen	Trustee